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                                                                   EXHIBIT 14(a)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that PAUL C. MEYER, whose signature appears below, hereby constitutes and appoints MITCHELL R. KATCHER and JAMES F. BRONSDON, and each of them, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any registration statement and amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940, where applicable, executed on behalf of Sage Life Assurance of America, Inc. (the "Company") in connection with flexible payment deferred combination fixed and variable annuity contracts issued by the Company through The Sage Variable Annuity Account A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. PAUL C. MEYER hereby ratifies and confirms all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue thereof.
                                                   /s/ PAUL C. MEYER
                                                   ------------------------
                                                   Paul C. Meyer
                                                   Director
                                                   Sage Life Assurance Company
                                                      of America, Inc.

December 23, 1998

State of New York            )
County of                    )

        On this 23rd day of December, 1998, before me came PAUL C. MEYER, Director of Sage Life Assurance of America, Inc., to me known, and signed the above Power of Attorney on behalf of Sage Life Assurance of America, Inc.

                                                  /s/ Sheila V. Lightfoot [SEAL]
                                                  -----------------------
                                                       Notary Public